SECURITIES & EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): March 22, 2004
                                                        ----------------


                             CENTRAL COAST BANCORP
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)



STATE OF CALIFORNIA                     0-25418                77-0367061
-----------------------------          ----------           ----------------
(State or other jurisdiction)         (Commission file      (I.R.S. Employer
of incorporation or organization)      number)              Identification No.)



301 Main Street, Salinas, California                            93901
--------------------------------------                         --------
(Address of Principal Executive Offices)                      (Zip Code)

Registrants telephone number including area code:          (831) 422-6642
                                                        --------------------

                                Not Applicable
         -------------------------------------------------------------
        (Former name or former address, if changed since last report).



Page 1 of 3

Item 5.  Other Events

The Registrant's subsidiary, Community Bank of Central California (the "Bank"), reports that on February 26, 2004, the developer of the redevelopment project in the City of King described below, filed a petition for bankruptcy relief under Chapter 7 of the United States Bankruptcy Code. The effect of the filing by the developer is uncertain; however, it is currently anticipated that the filing will not have an adverse effect on the Bank related to the first loan in the approximate amount of $4.4 million described below. It might delay the Bank's ability to foreclose its first deed of trust securing the $4.6 million loan and its fourth deed of trust, which in addition to the disputed certificate of deposit discussed below, secures the $4.4 million loan. The petition does not, however, dispute the Bank's secured claim related to either loan.

As previously reported in the Registrant's filings on Forms 8-K filed with the Securities and Exchange Commission on April 11, 2003, June 12, 2003, October 9, 2003 and November 26, 2003, Forms 10-Q for the quarterly periods ended June 30, 2003 and September 30, 2003, filed with the Securities and Exchange Commission on August 13, 2003 and November 12, 2003, respectively and in Form 10-K for the period ended December 31, 2003, filed with the Securities and Exchange Commission on March 1, 2004, in April 2003, the Bank was served with an Application for a Writ of Mandate by the City of King which sought the return from the Bank of an approximate $4.4 million certificate of deposit assigned to the Bank as collateral security for an approximate $4.4 million loan made by the Bank to a private real estate developer (a limited liability company). The loan to the developer was made in conjunction with a redevelopment project with the City of King and/or its Community Development Agency. The City of King alleged the certificate of deposit was general fund monies it deposited with the Bank and was not intended as a pledge for a loan. The certificate of deposit matured on March 30, 2003 and the $4.4 million loan became due on April 3, 2003. The Bank advised the City of King of its intention to apply the proceeds of the certificate of deposit to payment of the loan. Another loan made by the Bank to the developer of this project is secured by a first deed of trust on the project in the approximate amount of $4.6 million. A notice of default on this loan was filed on April 21, 2003. Because the loans were not paid on the due dates, the Bank considers the loans impaired under applicable accounting standards. The aggregate amount of the two loans currently outstanding and past due in respect of this redevelopment project is approximately $9.0 million.

On June 11, 2003, a hearing on the Application for Writ of Mandate by the City of King was held in the Monterey County Superior Court. At the hearing, the Superior Court Judge made a preliminary ruling that there was insufficient evidence of a legislative act by the City of King and that the Mayor of the City of King therefore lacked authority to pledge or assign the certificate of deposit to the Bank.

On September 15, 2003, the Monterey County Superior Court issued a Judgment confirming its preliminary ruling in the Writ of Mandate proceeding which was held on June 11, 2003. The Judgment ordered that a Peremptory Writ of Mandate issue requiring the Bank to return to the City of King the principal balance of the Certificate of Deposit in the approximate amount of $4.4 million dollars together with interest accrued at the rate of 6% per annum from March 1, 2003 through the date of the Judgment.

On September 30, 2003, Bank counsel filed pleadings requesting, among other matters, to stay enforcement of the Judgment pending a motion for new trial and to vacate and set aside the Judgment, Statement of Decision contained therein, and the Writ of Mandate, or to stay enforcement thereof pending the Bank's appeal of the Judgment.

On November 14, 2003, a hearing was held in the Monterey County Superior Court, to consider post-judgment motions filed by the Bank in the Bank's dispute with the City of King related to a Certificate of Deposit in the approximate amount of $4.4 million dollars. At the hearing, among other matters, the Bank's motion for a new trial was denied by the Court. The Bank therefore filed an appeal on November 17, 2003 with the Sixth District Court of Appeal, regarding the Judgment issued on September 15, 2003 by the Monterey County Superior Court as described in greater detail below.

On November 21, 2003, the Bank and the City of King entered into a Stipulation to stay the Judgment pending appeal which included in its provisions an agreement to permit the Bank to retain the Certificate of Deposit during the appeal process and prior to a final determination, subject, however, to the payment by the Bank to the City of King of interest thereon at the rate of six percent (6%) per annum at specified times. The Bank's payment of interest and the City's acceptance of interest payments, as well as the stipulations of the parties, does not prejudice the Bank's right to contest the obligation to pay interest and recover amounts paid pursuant to the Stipulation or the City's right to contend that it is entitled to recover post-judgment interest at the higher legal rate of ten percent (10%) per annum.

As stated above, the Bank has filed an appeal of the Judgment.
If the Judgment remains in effect despite the appeal by the Bank and therefore becomes final, the Bank could sustain the loss of the certificate of deposit as collateral security for the loan. In such event, the entire amount of approximately $4.4 million as specified in the Judgment would likely become a charge to the Bank's allowance for loan losses because the nature and extent of other sources of recovery available to the Bank are uncertain at present.

In addition to the foregoing, the Bank filed an appeal on January 18, 2004, to reverse an order issued by the Court on December 16, 2003, requiring the Bank to pay the attorneys' fees and costs incurred by the City of King in connection with the litigation.

The outcome of this dispute continues to be uncertain at the present time; however, the Bank intends to vigorously defend its rights in respect of the certificate of deposit on appeal of the Judgment.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       CENTRAL COAST BANCORP


Date:  March 22, 2004               By: /s/ ROBERT M. STANBERRY
                                       ----------------------------
                                       Robert M. Stanberry, CFO